Exhibit 23.2



               CONSENT OF McGLADREY & PULLEN, LLP


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated
February 14, 1997 appearing on page 30 of the annual report to shareholders of CFW Communications Company and subsidiaries (the Company) for the year ended December 31, 1996, which is incorporated by reference in the annual report on Form 10-K of the Company for the year ended December 31, 1996.


                              /s/ McGladrey & Pullen, LLP



Richmond, Virginia
February 3, 1998